EXHIBIT 99.1

GrafTech Reports Third Quarter 2023 Results

Results and Near-term Outlook Reflect Persistent Softness in the Commercial Environment

BROOKLYN HEIGHTS, Ohio - November 3, 2023 - GrafTech International Ltd. (NYSE: EAF) ("GrafTech" or the "Company") today announced unaudited financial results for the quarter and nine months ended September 30, 2023.
Third Quarter 2023 Highlights
•Net loss of $23 million, or $0.09 per share(1)
•Adjusted EBITDA(2) of $1 million
•Sales volume of 24 thousand metric tons ("MT")
•Production volume of 23 thousand MT
•Net cash provided by operating activities of $51 million
•Adjusted free cash flow of $43 million(2)

CEO Comments
"Third quarter results fell short of our expectations, primarily as a result of lower industry demand," said Marcel Kessler, Chief Executive Officer and President. “While we are not satisfied with this financial performance, I remain proud of our team's efforts as they continue to work diligently to navigate the current market conditions. This includes our disciplined approach to managing costs and working capital levels, such as proactively reducing our production volume to align with our demand outlook. These efforts are evident in the strong cash flow generated in the quarter."
"At the same time, we continue to make targeted investments to further improve our operational flexibility, commercial capabilities and product offerings," said Mr. Kessler. "These initiatives support our ability to provide a compelling value proposition to our customers, with a comprehensive offering of products, service and technical support to meet their needs. While we will remain focused on managing through the current challenges, we are confident that the actions we are taking will further improve our strategic positioning and support GrafTech's ability to capitalize on industry tailwinds to deliver long-term growth."

EXHIBIT 99.1
Third Quarter 2023 Financial Performance

(dollars in thousands, except per share amounts)				Nine Months Ended
				September 30,
	Q3 2023	Q2 2023	Q3 2022	2023	2022
Net sales	$158,992	$185,561	$303,840	$483,355	$1,033,731
Net (loss) income	$(22,621)	$(7,851)	$93,451	$(37,841)	$332,631
(Loss) earnings per share(1)	$(0.09)	$(0.03)	$0.36	$(0.15)	$1.28
Net cash provided by (used in) operating activities	$51,495	$(9,024)	$68,166	$67,269	$274,605

Adjusted net (loss) income(2)	$(20,866)	$(5,768)	$93,883	$(32,183)	$334,905
Adjusted (loss) earnings per share(1)(2)	$(0.08)	$(0.02)	$0.37	$(0.13)	$1.29
Adjusted EBITDA(2)	$919	$26,022	$128,567	$42,056	$456,363
Adjusted free cash flow(2)	$42,997	$281	$57,428	$46,435	$233,529

Net sales for the third quarter of 2023 were $159 million, a decrease of 48% compared to $304 million in the third quarter of 2022. The decline reflected industry-wide softness in demand for graphite electrodes, a shift in the mix of our business from volume derived from our take-or-pay agreements that had initial terms of three-to-five years ("LTA") to volume derived from short-term agreements and spot sales ("non-LTA"), and a decrease in the weighted-average realized price for both non-LTA and LTA volume.
Net loss for the third quarter of 2023 was $23 million, or $0.09 per share, for a net loss margin of 14%. This compares to net income of $93 million, or $0.36 per share, in the third quarter of 2022. Adjusted EBITDA(2) was $1 million in the third quarter of 2023, compared to $129 million in the third quarter of 2022, with the decline reflecting lower sales volume, higher costs on a per MT basis, the shift in the mix of our business from LTA volume to non-LTA volume and lower weighted-average realized prices. Adjusted EBITDA margin(3) was 1% for the third quarter of 2023.
In the third quarter of 2023, net cash provided by operating activities was $51 million and adjusted free cash flow(2) was $43 million. The cash flow performance reflected our ongoing focus on managing working capital levels, including a reduction in inventories during the third quarter of 2023.

EXHIBIT 99.1
Operational and Commercial Update

Key operating metrics				Nine Months Ended
				September 30,
(in thousands, except percentages)	Q3 2023	Q2 2023	Q3 2022	2023	2022
Sales volume (MT)	24.2	26.4	35.7	67.5	121.3
Production volume (MT)(4)	22.7	25.2	37.7	63.7	127.7
Total production capacity (MT)(5)(6)	55.0	58.0	55.0	171.0	171.0
Total capacity utilization(6)(7)	41%	43%	69%	37%	75%
Production capacity excluding St. Marys (MT)(5)(8)	48.0	51.0	48.0	150.0	150.0
Capacity utilization excluding St. Marys(7)(8)	47%	49%	79%	42%	85%

Sales volume for the third quarter of 2023 was 24.2 thousand MT, consisting of 7.7 thousand MT of LTA volume and 16.5 thousand MT of non-LTA volume, and decreased 32% compared to the third quarter of 2022.
For the third quarter of 2023, the weighted-average realized price for our LTA volume was $8,650 per MT. For our non-LTA volume, the weighted-average realized price for graphite electrodes delivered and recognized in revenue in the third quarter of 2023 was approximately $5,400 per MT, compared to a weighted-average realized price of approximately $6,000 per MT in the third quarter of 2022, with the decline reflecting the soft commercial environment.
Production volume was 22.7 thousand MT in the third quarter of 2023, a decrease of 40% compared to the third quarter of 2022, as we proactively reduced our production volume to align with our evolving demand outlook and to manage our working capital levels.
The table of estimated shipments of graphite electrodes under existing LTAs has been updated as follows, reflecting our current expectations for the full years of 2023 and 2024:

	2023	2024
Estimated LTA volume (in thousands of MT)	28 - 29	13 - 16
Estimated LTA revenue (in millions)	$245 - $255	$100 - $135(9)

EXHIBIT 99.1
Capital Structure and Capital Allocation
As of September 30, 2023, we had liquidity of $285 million, consisting of $112 million of availability under our revolving credit facility and cash and cash equivalents of $173 million. As of September 30, 2023, we had gross debt(10) of $950 million and net debt(11) of approximately $777 million. The Company's current capital allocation approach is focused on maintaining sufficient liquidity as we navigate the persistent softness in the commercial environment. In addition, we are making targeted investments to further improve our operational flexibility and support long-term growth. We continue to anticipate our full-year capital expenditures will be in the range of $55 million to $60 million in 2023.
Outlook
We expect demand for graphite electrodes in the near term will remain weak, reflecting persistent softness in the commercial environment as steel industry production remains constrained by global economic uncertainty. As a result, sales volume in the fourth quarter of 2023 is expected to decline modestly compared to sales volume in the third quarter of 2023.
We expect our cash cost of goods sold per MT in the fourth quarter of 2023 will be below the level recognized in the third quarter of 2023, but will be higher compared to the fourth quarter of 2022. As a result, for the full year of 2023, we continue to expect a significant year-over-year increase in our cash cost of goods sold per MT as (1) fixed costs are recognized over a smaller volume base, (2) excess fixed costs that would have otherwise been inventoried are recognized when incurred due to reduced production levels and (3) reflecting the full-year impact of higher raw material costs that increased throughout 2022. We continue to closely manage our operating costs and capital expenditures, as well as our working capital levels.
Looking ahead, we remain confident in our ability to overcome near-term challenges and are optimistic about the long-term outlook for our business. We anticipate the steel industry’s accelerating efforts to decarbonize will lead to increased adoption of the electric arc furnace method of steelmaking, driving long-term demand growth for graphite electrodes. We also anticipate the demand for petroleum needle coke, the key raw material we use to produce graphite electrodes, to accelerate driven by its utilization in producing synthetic graphite for use in lithium-ion batteries for the growing electric vehicle market. We believe that the actions we are taking, supported by a distinct set of capabilities, including our substantial vertical integration into petroleum needle coke via our Seadrift facility, will optimally position GrafTech to benefit from these sustainable industry tailwinds.

EXHIBIT 99.1
Conference Call Information
In connection with this earnings release, you are invited to listen to our earnings call being held on November 3, 2023 at 10:00 a.m. (EDT). The webcast and accompanying slide presentation will be available on our investor relations website at: http://ir.graftech.com. The earnings call dial-in number is +1 (888) 886-7786 toll-free in North America or +1 (416) 764-8658 for overseas calls, conference ID: 66467310. Archived replays of the conference call and webcast will be made available on our investor relations website at: http://ir.graftech.com. GrafTech also makes its complete financial reports that have been filed with the Securities and Exchange Commission ("SEC") and other information available at: www.GrafTech.com. The information on our website is not part of this release or any report we file with or furnish to the SEC.
About GrafTech
GrafTech International Ltd. is a leading manufacturer of high-quality graphite electrode products essential to the production of electric arc furnace steel and other ferrous and non-ferrous metals. The Company has a competitive portfolio of low-cost, ultra-high power graphite electrode manufacturing facilities, including three of the highest capacity facilities in the world. We are the only large-scale graphite electrode producer that is substantially vertically integrated into petroleum needle coke, our key raw material for graphite electrode manufacturing. This unique position provides us with competitive advantages in product quality and cost.
________________________

(1)    (Loss) earnings per share represents diluted (loss) earnings per share. Adjusted (loss) earnings per share represents diluted adjusted (loss) earnings per share.
(2)    A non-GAAP financial measure, see below for more information and reconciliations to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP").
(3)    A non-GAAP financial measure, adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales (Q3 2023 adjusted EBITDA of $1 million/Q3 2023 net sales of $159 million).
(4)    Production volume reflects graphite electrodes we produced during the period.
(5)    Production capacity reflects expected maximum production volume during the period depending on product mix and expected maintenance outage. Actual production may vary.
(6)    Includes graphite electrode facilities in Calais, France; Monterrey, Mexico; Pamplona, Spain; and St. Marys, Pennsylvania.
(7)    Capacity utilization reflects production volume as a percentage of production capacity.
(8)    Our St. Marys, Pennsylvania facility graphitizes a limited number of electrodes and pins sourced from our Monterrey, Mexico facility. The remaining production processes at St. Marys were restarted in the second quarter of 2023, with activities expected to ramp up over time to support future demand.
(9)    Includes expected termination fees from a few customers that have failed to meet certain obligations under their LTAs.
(10)    Gross debt reflects the notional value of our outstanding debt and excludes unamortized debt discount and issuance costs.
(11)    A non-GAAP financial measure, net debt is calculated as gross debt minus cash and cash equivalents (September 30, 2023 gross debt of $950 million less September 30, 2023 cash and cash equivalents of $173 million).

EXHIBIT 99.1
Cautionary Note Regarding Forward-Looking Statements
This press release and related discussions may contain forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our current views with respect to, among other things, financial projections, plans and objectives of management for future operations, and future economic performance. Examples of forward-looking statements include, among others, statements we make regarding future estimated volume, pricing and revenue, anticipated levels of capital expenditures, the suspension of our dividend, including the frequency and amount of any dividend we may pay, and guidance relating to earnings per share and adjusted EBITDA. You can identify these forward-looking statements by the use of forward-looking words such as “will,” “may,” “plan,” “estimate,” “project,” “believe,” “anticipate,” “expect,” “foresee,” “intend,” “should,” “would,” “could,” “target,” “goal,” “continue to,” “positioned to,” “are confident,” or the negative versions of those words or other comparable words. Any forward-looking statements contained in this press release are based upon our historical performance and on our current plans, estimates and expectations considering information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates, or expectations contemplated by us will be achieved. Our expectations and targets are not predictions of actual performance and historically our performance has deviated, often significantly, from our expectations and targets. These forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include, but are not limited to: our dependence on the global steel industry generally and the electric arc furnace steel industry in particular; the cyclical nature of our business and the selling prices of our products, which may decline in the future, may lead to periods of reduced profitability and net losses; the sensitivity of our business and operating results to economic conditions, including any recession, and the possibility others may not be able to fulfill their obligations to us in a timely fashion or at all; the possibility that we may be unable to implement our business strategies in an effective manner; the possibility that global graphite electrode overcapacity may adversely affect graphite electrode prices; the competitiveness of the graphite electrode industry; our dependence on the supply of raw materials, including decant oil and petroleum needle coke, and disruptions in supply chains for these materials; our reliance on one facility in Monterrey, Mexico for the manufacturing of connecting pins; the availability and cost of electric power and natural gas, particularly in Europe; our manufacturing operations are subject to hazards; the legal, compliance, economic, social and political risks associated with our substantial operations in multiple countries; the possibility that fluctuation of foreign currency exchange rates could materially harm our financial results; the possibility that our results of operations could deteriorate if our manufacturing operations were substantially disrupted for an extended period, including as a result of equipment failure, climate change, regulatory issues, natural disasters, public health crises, such as the COVID-19 pandemic, political crises or other catastrophic events; the risks and uncertainties associated with litigation, arbitration, and like disputes, including disputes related to contractual commitments; our dependence on

EXHIBIT 99.1
third parties for certain construction, maintenance, engineering, transportation, warehousing and logistics services; the possibility that we are subject to information technology systems failures, cybersecurity attacks, network disruptions and breaches of data security; the possibility that we are unable to recruit or retain key management and plant operating personnel or successfully negotiate with the representatives of our employees, including labor unions; the sensitivity of goodwill on our balance sheet to changes in the market; our dependence on protecting our intellectual property and the possibility that third parties may claim that our products or processes infringe their intellectual property rights; the impact of inflation and our ability to mitigate the effect on our costs; the impact of macroeconomic and geopolitical events, including developments arising from the COVID-19 pandemic and the conflict between Russia and Ukraine, on our business, results of operations, financial condition and cash flows, and the disruptions and inefficiencies in our supply chain that may occur as a result of such events; the possibility that our indebtedness could limit our financial and operating activities or that our cash flows may not be sufficient to service our indebtedness; the possibility that disruptions in the capital and credit markets could adversely affect our results of operations, cash flows and financial condition, or those of our customers and suppliers; the possibility that restrictive covenants in our financing agreements could restrict or limit our operations; recent increases in benchmark interest rates and the fact that any future borrowings may subject us to interest rate risk; changes in, or more stringent enforcement of, health, safety and environmental regulations applicable to our manufacturing operations and facilities; the possibility that the market price of our common stock could be negatively affected by sales of substantial amounts of our common stock, including by Brookfield Corporation and its affiliates (together, "Brookfield"); the fact that our stockholders have the right to engage or invest in the same or similar businesses as us; and the possibility that the cash dividends on our common stock, which are currently suspended, will remain suspended and we may not pay cash dividends on our common stock in the future.
These factors should not be construed as exhaustive and should be read in conjunction with the Risk Factors and other cautionary statements that are included in our most recent Annual Report on Form 10-K and other filings with the SEC. The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Except as required by law, we do not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.
If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of our forward-looking statements. You should specifically consider the factors identified in this press release that could cause actual results to differ before making an investment decision to purchase our common stock. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.

EXHIBIT 99.1
Non‑GAAP Financial Measures
In addition to providing results that are determined in accordance with GAAP, we have provided certain financial measures that are not in accordance with GAAP. EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net (loss) income, adjusted (loss) earnings per share, free cash flow, adjusted free cash flow, net debt and cash cost of goods sold per MT are non-GAAP financial measures.
We define EBITDA, a non‑GAAP financial measure, as net income or loss plus interest expense, minus interest income, plus income taxes and depreciation and amortization. We define adjusted EBITDA, a non-GAAP financial measure, as EBITDA adjusted by any pension and other post-employment benefit ("OPEB") plan expenses or benefits, adjustments for public offerings and related expenses, non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar, stock-based compensation expense and related party payable - Tax Receivable Agreement adjustments. Adjusted EBITDA is the primary metric used by our management and our Board of Directors to establish budgets and operational goals for managing our business and evaluating our performance.
We monitor adjusted EBITDA as a supplement to our GAAP measures, and believe it is useful to present to investors, because we believe that it facilitates evaluation of our period‑to‑period operating performance by eliminating items that are not operational in nature, allowing comparison of our recurring core business operating results over multiple periods unaffected by differences in capital structure, capital investment cycles and fixed asset base. Adjusted EBITDA margin is also a non-GAAP financial measure used by our management and our Board of Directors as supplemental information to assess the Company’s operational performance and is calculated as adjusted EBITDA divided by net sales. In addition, we believe adjusted EBITDA, adjusted EBITDA margin and similar measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance and debt‑service capabilities.
Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•adjusted EBITDA does not reflect our cash expenditures for capital equipment or other contractual commitments, including any capital expenditure requirements to augment or replace our capital assets;
•adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•adjusted EBITDA does not reflect expenses or benefits relating to our pension and OPEB plans;
•adjusted EBITDA does not reflect public offerings and related expenses;
•adjusted EBITDA does not reflect the non‑cash gains or losses from foreign currency remeasurement of non‑operating assets and liabilities in our foreign subsidiaries where the functional currency is the U.S. dollar;

EXHIBIT 99.1
•adjusted EBITDA does not reflect stock-based compensation expense;
•adjusted EBITDA does not reflect related party payable - Tax Receivable Agreement adjustments; and
•other companies, including companies in our industry, may calculate EBITDA, adjusted EBITDA and adjusted EBITDA margin differently, which reduces its usefulness as a comparative measure.
We define adjusted net (loss) income, a non‑GAAP financial measure, as net (loss) income, excluding the items used to calculate adjusted EBITDA, less the tax effect of those adjustments. We define adjusted (loss) earnings per share, a non‑GAAP financial measure, as adjusted net (loss) income divided by the weighted average diluted common shares outstanding during the period. We believe adjusted net (loss) income and adjusted (loss) earnings per share are useful to present to investors because we believe that they assist investors’ understanding of the underlying operational profitability of the Company.
We define free cash flow, a non-GAAP financial measure, as net cash provided by operating activities less capital expenditures. We define adjusted free cash flow, a non-GAAP financial measure, as free cash flow adjusted by payments made or received from the settlement of interest rate swap contracts and payments of the Change in Control charges that were triggered as a result of the ownership of our largest stockholder falling below 30% of our total outstanding shares. We use free cash flow and adjusted free cash flow as critical measures in the evaluation of liquidity in conjunction with related GAAP amounts. We also use these measures when considering available cash, including for decision-making purposes related to dividends and discretionary investments. Further, these measures help management, the audit committee, and investors evaluate the Company's ability to generate liquidity from operating activities. For the purpose of this release, a Change in Control occurred when Brookfield and any affiliates thereof ceased to own stock of the Company that constitutes at least thirty percent (30%) or thirty-five percent (35%), as applicable, of the total fair market value or total voting power of the stock of the Company (the "Change in Control").
We define net debt, a non-GAAP financial measure, as gross debt minus cash and cash equivalents. We believe this is an important measure as it is more representative of our financial position.
We define cash cost of goods sold per MT, a non-GAAP financial measure, as cost of goods sold less depreciation and amortization and less cost of goods sold associated with the portion of our sales that consists of deliveries of by-products of the manufacturing processes, with this total divided by our sales volume measured in MT. We believe this is an important measure as it is used by our management and Board of Directors to evaluate our costs on a per MT basis.
In evaluating EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net (loss) income, adjusted (loss) earnings per share, free cash flow and adjusted free cash flow, you should be aware that in the future, we will incur expenses similar to the adjustments in the reconciliations presented below. Our presentations of EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net (loss) income, adjusted (loss) earnings per share, free cash flow and adjusted free cash flow should not be construed as suggesting that our future results will be unaffected by these

EXHIBIT 99.1
expenses or any unusual or non‑recurring items. When evaluating our performance, you should consider EBITDA, adjusted EBITDA, adjusted EBITDA margin, adjusted net (loss) income, adjusted (loss) earnings per share, free cash flow and adjusted free cash flow alongside other measures of financial performance and liquidity, including our net (loss) income, (loss) earnings per share and cash flow from operating activities, respectively, and other GAAP measures.

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except per share data)
(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$172,807	$134,641
Accounts and notes receivable, net of allowance for doubtful accounts of $7,898 as of September 30, 2023 and $8,019 as of December 31, 2022	97,328	145,574
Inventories	378,970	447,741
Prepaid expenses and other current assets	64,253	87,272
Total current assets	713,358	815,228
Property, plant and equipment	894,262	869,168
Less: accumulated depreciation	383,018	350,022
Net property, plant and equipment	511,244	519,146
Deferred income taxes	23,315	11,960
Goodwill	171,117	171,117
Other assets	64,111	86,727
Total assets	$1,483,145	$1,604,178
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$54,935	$103,156
Long-term debt, current maturities	127	124
Accrued income and other taxes	8,441	40,592
Other accrued liabilities	100,605	89,349
Related party payable - Tax Receivable Agreement	5,137	4,631
Total current liabilities	169,245	237,852

Long-term debt	924,375	921,803
Other long-term obligations	51,309	50,822
Deferred income taxes	43,554	45,065
Related party payable - Tax Receivable Agreement long-term	5,784	10,921
Stockholders’ equity:
Preferred stock, par value $0.01, 300,000,000 shares authorized, none issued	—	—
Common stock, par value $0.01, 3,000,000,000 shares authorized, 256,807,900 and 256,597,342 shares issued and outstanding as of September 30, 2023 and December 31, 2022, respectively	2,568	2,566
Additional paid-in capital	748,903	745,164
Accumulated other comprehensive loss	(17,612)	(8,070)
Accumulated deficit	(444,981)	(401,945)
Total stockholders’ equity	288,878	337,715

Total liabilities and stockholders’ equity	$1,483,145	$1,604,178

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

Net sales	$158,992	$303,840	$483,355	$1,033,731
Cost of goods sold	157,603	170,171	427,464	562,881
Gross profit	1,389	133,669	55,891	470,850
Research and development	1,295	1,014	3,683	2,617
Selling and administrative expenses	18,231	18,578	58,933	57,862
Operating (loss) income	(18,137)	114,077	(6,725)	410,371

Other expense (income), net	153	(598)	1,261	(1,358)
Interest expense	15,719	6,424	42,432	25,035
Interest income	(1,144)	(241)	(1,758)	(2,197)
(Loss) income before (benefit) provision for income taxes	(32,865)	108,492	(48,660)	388,891
(Benefit) provision for income taxes	(10,244)	15,041	(10,819)	56,260
Net (loss) income	$(22,621)	$93,451	$(37,841)	$332,631

Basic (loss) income per common share:
Net (loss) income per share	$(0.09)	$0.36	$(0.15)	$1.28
Weighted average common shares outstanding	257,090,113	256,848,575	256,987,778	259,415,295
Diluted (loss) income per common share:
Net (loss) income per share	$(0.09)	$0.36	$(0.15)	$1.28
Weighted average common shares outstanding	257,090,113	256,853,454	256,987,778	259,424,885

EXHIBIT 99.1
GRAFTECH INTERNATIONAL LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Cash flow from operating activities:
Net (loss) income	$(22,621)	$93,451	$(37,841)	$332,631
Adjustments to reconcile net (loss) income to cash (used in) provided by operations:
Depreciation and amortization	16,954	13,262	43,053	41,708
Deferred income tax (benefit) provision	(3,873)	4,659	(10,297)	11,216
Non-cash stock-based compensation expense	1,628	628	3,809	1,666
Non-cash interest expense	(1,435)	571	10,249	(3,103)
Other adjustments	3,138	(3,181)	(3,278)	230
Net change in working capital*	58,433	(39,633)	64,833	(101,622)
Change in related party Tax Receivable Agreement	—	—	(4,631)	(3,828)
Change in long-term assets and liabilities	(729)	(1,591)	1,372	(4,293)
Net cash provided by operating activities	51,495	68,166	67,269	274,605
Cash flow from investing activities:
Capital expenditures	(8,498)	(15,933)	(48,287)	(45,281)
Proceeds from the sale of fixed assets	6	22	220	161
Net cash used in investing activities	(8,492)	(15,911)	(48,067)	(45,120)
Cash flow from financing activities:
Interest rate swap settlements	—	5,195	27,453	3,762
Debt issuance and modification costs	(1,809)	—	(8,133)	(2,232)
Proceeds from the issuance of long-term debt, net of original issuance discount	—	—	438,552	—
Principal payments on long-term debt	—	—	(433,708)	(110,000)
Repurchase of common stock	—	—	—	(60,000)
Payments for taxes related to net share settlement of equity awards	—	—	(129)	(230)
Proceeds from exercise of stock options	—	—	—	225
Dividends paid to non-related party	—	(1,926)	(3,854)	(5,843)
Dividends paid to related party	—	(640)	(1,280)	(1,919)
Principal payments under finance lease obligations	(10)	—	(20)	—
Net cash (used in) provided by financing activities	(1,819)	2,629	18,881	(176,237)
Net change in cash and cash equivalents	41,184	54,884	38,083	53,248
Effect of exchange rate changes on cash and cash equivalents	(537)	(1,325)	83	(1,368)
Cash and cash equivalents at beginning of period	132,160	55,835	134,641	57,514
Cash and cash equivalents at end of period	$172,807	$109,394	$172,807	$109,394

* Net change in working capital due to changes in the following components:
Accounts and notes receivable, net	$13,287	$23,348	$48,007	$22,229
Inventories	50,526	(41,784)	69,258	(146,501)
Prepaid expenses and other current assets	841	15,718	4,974	1,690
Income taxes payable	(8,960)	(3,790)	(31,356)	(20,226)
Accounts payable and accruals	(14,250)	(39,013)	(43,391)	35,373
Interest payable	16,989	5,888	17,341	5,813
Net change in working capital	$58,433	$(39,633)	$64,833	$(101,622)

EXHIBIT 99.1
NON-GAAP RECONCILIATIONS
(Dollars in thousands, except per share and per MT data)
(Unaudited)
The following tables reconcile our non-GAAP financial measures to the most directly comparable GAAP measures:

Reconciliation of Net (Loss) Income to Adjusted Net (Loss) Income
				Nine Months Ended September 30,
	Q3 2023	Q2 2023	Q3 2022	2023	2022

Net (loss) income	$(22,621)	$(7,851)	$93,451	$(37,841)	$332,631

Diluted (loss) income per common share:
Net (loss) income per share	$(0.09)	$(0.03)	$0.36	$(0.15)	$1.28
Weighted average shares outstanding	257,090,113	257,003,691	256,853,454	256,987,778	259,424,885

Adjustments, pre-tax:
Pension and OPEB plan expenses(1)	914	899	534	2,731	1,638
Public offerings and related expenses(2)	—	—	—	—	100
Non-cash (gains) losses on foreign currency remeasurement(3)	(287)	273	(532)	433	(298)
Stock-based compensation expense(4)	1,628	1,385	628	3,809	1,666
Related party payable - Tax Receivable Agreement adjustment(5)	—	—	—	16	(180)
Total non-GAAP adjustments pre-tax	2,255	2,557	630	6,989	2,926
Income tax impact on non-GAAP adjustments(6)	500	474	198	1,331	652
Adjusted net (loss) income	$(20,866)	$(5,768)	$93,883	$(32,183)	$334,905

Reconciliation of (Loss) Earnings Per Share to Adjusted (Loss) Earnings Per Share
				Nine Months Ended September 30,
	Q3 2023	Q2 2023	Q3 2022	2023	2022

(Loss) earnings per share	$(0.09)	$(0.03)	$0.36	$(0.15)	$1.28
Adjustments per share:
Pension and OPEB plan expenses(1)	—	—	—	0.01	—
Public offerings and related expenses(2)	—	—	—	—	—
Non-cash (gains) losses on foreign currency remeasurement(3)	—	—	—	—	—
Stock-based compensation expense(4)	0.01	0.01	0.01	0.02	0.01
Related party payable - Tax Receivable Agreement adjustment(5)	—	—	—	—	—
Total non-GAAP adjustments pre-tax per share	0.01	0.01	0.01	0.03	0.01
Income tax impact on non-GAAP adjustments per share(6)	—	—	—	0.01	—
Adjusted (loss) earnings per share	$(0.08)	$(0.02)	$0.37	$(0.13)	$1.29

EXHIBIT 99.1

Reconciliation of Net (Loss) Income to Adjusted EBITDA
				Nine Months Ended September 30,
	Q3 2023	Q2 2023	Q3 2022	2023	2022

Net (loss) income	$(22,621)	$(7,851)	$93,451	$(37,841)	$332,631
Add:
Depreciation and amortization	16,954	15,322	13,262	43,053	41,708
Interest expense	15,719	13,907	6,424	42,432	25,035
Interest income	(1,144)	(242)	(241)	(1,758)	(2,197)
Income taxes	(10,244)	2,329	15,041	(10,819)	56,260
EBITDA	(1,336)	23,465	127,937	35,067	453,437
Adjustments:
Pension and OPEB plan expenses(1)	914	899	534	2,731	1,638
Public offerings and related expenses(2)	—	—	—	—	100
Non-cash (gains) losses on foreign currency remeasurement(3)	(287)	273	(532)	433	(298)
Stock-based compensation expense(4)	1,628	1,385	628	3,809	1,666
Related party payable - Tax Receivable Agreement adjustment(5)	—	—	—	16	(180)
Adjusted EBITDA	$919	$26,022	$128,567	$42,056	$456,363

Reconciliation of Net Cash Provided by (Used in) Operating Activities to Free Cash Flow and Adjusted Free Cash Flow
				Nine Months Ended September 30,
	Q3 2023	Q2 2023	Q3 2022	2023	2022

Net cash provided by (used in) operating activities	$51,495	$(9,024)	$68,166	$67,269	$274,605
Capital expenditures	(8,498)	(14,518)	(15,933)	(48,287)	(45,281)
Free cash flow	42,997	(23,542)	52,233	18,982	229,324

Interest rate swap settlements(7)(8)	—	23,823	5,195	27,453	3,762
Change in Control payment(9)	—	—	—	—	443
Adjusted free cash flow	$42,997	$281	$57,428	$46,435	$233,529

Reconciliation of Cost of Goods Sold to Cash Cost of Goods Sold per MT
				Nine Months Ended September 30,
	Q3 2023	Q2 2023	Q3 2022	2023	2022

Cost of goods sold	$157,603	$157,216	$170,171	$427,464	$562,881
Less:
Depreciation and amortization(10)	15,291	13,605	11,566	37,961	36,602
Cost of goods sold - by-products and other(11)	430	4,958	5,452	13,720	33,895
Cash cost of goods sold	141,882	138,653	153,153	375,783	492,384
Sales volume (in thousands of MT)	24.2	26.4	35.7	67.5	121.3
Cash cost of goods sold per MT	$5,863	$5,252	$4,290	$5,567	$4,059

EXHIBIT 99.1
(1)Net periodic benefit cost for our pension and OPEB plans.
(2)Legal, accounting, printing and registration fees associated with the public offerings and related expenses.
(3)Non-cash (gains) losses from foreign currency remeasurement of non-operating assets and liabilities of our non-U.S. subsidiaries where the functional currency is the U.S. dollar.
(4)Non-cash expense for stock-based compensation grants.
(5)Non-cash expense adjustment for future payment to our sole pre-IPO stockholder for tax assets that are expected to be utilized.
(6)The tax impact on the non-GAAP adjustments is affected by their tax deductibility and the applicable jurisdictional tax rates.
(7)Receipt of cash related to the monthly settlement of our outstanding interest rate swap contracts.
(8)The three months ended June 30, 2023 and the nine months ended September 30, 2023 include cash received from the termination of our interest rate swap contracts.
(9)In the second quarter of 2021, we incurred pre-tax Change in Control charges of $88 million as a result of the ownership of our largest stockholder, Brookfield, moving below 30% of our total shares outstanding. Of the $88 million in pre-tax Change in Control charges, $73 million were cash and $15 million were non-cash. An aggregate of $72 million of the cash charges have been paid through the third quarter of 2023 and an additional $1 million will be paid in subsequent quarters, as a result of the timing of related payroll tax payments.
(10)Reflects the portion of depreciation and amortization that is recognized in cost of goods sold.
(11)Primarily reflects cost of goods sold associated with the portion of our sales that consists of deliveries of by-products of the manufacturing processes.

Contact:
Michael Dillon
216-676-2000
investor.relations@graftech.com